Exhibit 99 (b)

SPECIAL SEPARATION AGREEMENT & RELEASE

Donald L. Runkle (hereinafter “Employee”) and Delphi Corporation, its subsidiaries, affiliates, and divisions (hereinafter collectively “Delphi”), in consideration of the payments and mutual covenants contained herein, enter into the following individual Special Separation Agreement and Release (hereinafter “Agreement”):

1.	Effective January 7, 2005, Employee began performing transitional assignments on a regular, full-time basis. Employee has advised Delphi that he will retire effective July 1, 2005, under the terms of the 2005 Delphi Executive Retirement Incentive Program (“ERIP”), including the terms contained in the 2005 Delphi Executive Retirement Program Agreement (“ERIP Agreement”), incorporated herein by reference, and pursuant to the additional, individually negotiated terms and consideration provided for in this Agreement.

2.	Until his retirement effective July 1, 2005, Employee will continue on active employment status, performing transitional assignments, with full salary and continued benefit coverages under the terms of Delphi’s benefit plans. Given continued salary and benefit treatment through June 30, 2005 and his retirement effective July 1, 2005, Employee will not be eligible for disability benefits coverage under the Delphi Life and Disability Benefits Program for Salaried Employees and will not be eligible to apply for a total and permanent disability retirement under the Delphi Retirement Program for Salaried Employees.

3.	Delphi further agrees to provide Employee the following additional consideration:

a.	A lump sum payment in the amount of $650,000, less required withholdings, to be paid June 30, 2005;

b.	An adjusted Annual Incentive Plan (“AIP”) bonus payout in the pro-rated target amount of $435,000, less required withholdings, payable only if Delphi pays an AIP bonus based upon 2005 corporate performance, in which case payment to be made at the time applicable to other Delphi executives;

c.	A cash performance award (“PAP”) payout in the pro-rated target amount of $140,500, less required withholdings, for the 2005-2007 performance period, payable only if Delphi corporate PAP payout is made for that performance period, in which case payment to be made at the time applicable to other Delphi executives. Additionally, Employee remains eligible pursuant to the terms of the ERIP, for the following target PAP Awards, adjusted for corporate payout, if any: 2003-2005 — $508,333; 2004-2006 — $421,500;

d.	A lump sum payment in the amount of $105,000, less required withholdings, for other transitional assistance, costs and fees to be made June 30, 2005; and

e.	Through June 30, 2005, Employee will maintain eligibility under current Delphi car program terms, will retain current cell phone, computer, and administrative assistant services, and will be provided a suitable office at the Delphi Headquarters Building.

4.	Prior to retirement effective July 1, 2005, Employee will refrain from engaging in any activity which, in the opinion of Delphi, is competitive with any activity of Delphi or any Delphi subsidiary and from otherwise acting in any manner inimical or in any way contrary to the best interests of Delphi. Employee’s breach of this requirement shall result in a forfeiture of Employee’s Supplemental Executive Retirement Program (“SERP”) benefits. Employment specifically approved by Delphi in writing shall not be considered an activity that is competitive with any activity of Delphi. Delphi will provide to Employee a list of prohibited companies. Employee is encouraged to check status in the event of any questions.

5.	Unless otherwise specified in Paragraph 3, this Agreement does not limit or in any way modify applicable conditions of the Delphi Corporation Long-Term Incentive Plan or its predecessor plans (collectively “the LTIP”), the AIP, or SERP, including conditions precedent which require Employee during and after employment to: (a) refrain from engaging in any activity which, in the opinion of the Executive Development and Compensation Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (b) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Employee’s failure to meet these conditions precedent shall result in cancellations and/or forfeitures pursuant to the terms of the LTIP, AIP and/or SERP.

6.	Employee acknowledges that the consideration referred to in this Agreement is more than Delphi is required to provide under its normal policies, procedures or programs and that Employee would not be eligible for said consideration absent this Agreement. Employee further acknowledges that the additional special consideration Delphi is providing pursuant to this Agreement is being provided to Employee based upon individually negotiated terms and is not a standard part of the ERIP or any other exit incentive program being offered to a group of Delphi employees.

7.	For the consideration provided for herein, Employee on his behalf and on behalf of his heirs, agents, representatives, successors, or assigns, releases and forever discharges Delphi and General Motors Corporation, their officers, directors, and employees, from all claims, demands, and causes of action, known or unknown which Employee may have based on his employment with or separation from Delphi. This release specifically includes, without limitation, a release of any rights or claims Employee may have under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Age Discrimination in Employment Act (“ADEA”), which prohibits discrimination in employment based on age; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion, or sex; the Americans with Disabilities Act, which prohibits discrimination in employment based on disability; the Family Medical Leave Act; the Equal Pay Act; state fair employment practices or civil rights laws, and any other federal, state, or local laws, or regulations, or any common law actions relating to employment, or employment discrimination, including those which preclude any form of discrimination based on age. This release includes, without limitation, any claims for breach of employment contract, either express or implied, defamation, slander, libel or wrongful discharge. This release covers both claims that Employee knows about and those he does not know about. This Agreement does not waive any claims that arise after the date Employee signs this Agreement. Employee promises never to file a lawsuit asserting claims that are released in Paragraph 7.

8.	Employee acknowledges that, during the course of his employment with Delphi, he had access and was privy to information, documents and/or materials relating to Delphi which are of a confidential and/or proprietary nature and/or which constitute or contain trade secrets or privileged information the disclosure of which will cause irreparable harm to Delphi. Employee hereby warrants and affirms that he has or will have by July 1, 2005 returned to Delphi any and all such documents and/or materials that are in his possession or control. Employee further agrees that he will not discuss or disclose to any person or entity any trade secrets, confidential and/or proprietary information, or privileged matters and will abide by the terms of this Agreement and any prior agreements or acknowledgments made by Employee pertaining to protection of confidential and/or proprietary information related to products, processes, business, work, design, methods, styling, inventions and facilities of Delphi and its customers. Employee further acknowledges that any continuing, post-employment obligations Employee has under the Delphi Intellectual Property Rights Agreement, Customer Information Security and Protection Agreement and any other agreements signed by him as a Delphi employee are not waived or otherwise affected by this Agreement.

9.	Employee further acknowledges that he and his attorney participated in the preparation of this Agreement and agrees that it shall not be interpreted or construed against or in favor of any party by virtue of the identity, interest or affiliation of the preparer.

10.	Employee understands that the Delphi employee benefit plans and programs provide that Delphi reserves the right to amend, modify, suspend, or terminate its plans and/or programs. Neither this Agreement nor Employee’s ERIP Agreement limits or in any way modifies the reservation of rights in Delphi’s employee benefit plans and programs.

11.	Employee understands and agrees that the negotiations and discussions leading up to this Agreement are confidential and may not be disclosed to any other person or entity, other than to Employee’s immediate family members, attorneys and tax consultants or otherwise if expressly required by law. Employee agrees that neither he, his family, his attorneys, consultants or any individual acting on Employee’s behalf shall disclose any of these matters to any person or entity, except as expressly required by law.

12.	This Agreement, the Employee’s ERIP Agreement, and if consistent with treatment received by similarly situated former executives, the employee’s Change In Control Agreement dated February 21, 2000, constitute the entire and only agreements and understandings between Employee and Delphi regarding Employee’s employment continuation period, separation and retirement from Delphi. Delphi has made no representations or promises to Employee regarding his employment continuation period, separation and retirement other than those in this Agreement, in the Employee’s ERIP Agreement, and in the Employee’s Change in Control Agreement dated February 21, 2000, to the extent that Employee is to be treated the same as similarly situated former executives are treated under the Change In Control Agreement.

13.	Employee acknowledges that he has been offered a period of at least twenty-one (21) days to review and consider this Agreement before signing it. Employee understands he may use as much of this twenty-one (21) day period as he wishes prior to signing.

14.	Delphi suggests Employee consult with an attorney before signing this Agreement. Employee understands that whether or not he does so is exclusively his decision.

15.	Employee may revoke this Agreement within seven (7) days of signing it. Employee may revoke the Agreement by delivering a written “Notice of Revocation” to Kevin Butler at Delphi World Headquarters, 5725 Delphi Drive, Troy, Michigan 48098-2815. For the revocation to be effective, written notice must be received by Kevin Butler no later than the close of business on the seventh (7th) day after Employee signs this Agreement. If Employee revokes this Agreement, no part shall be effective or enforceable and Employee will not receive the consideration provided for herein.

EMPLOYEE ACKNOWLEDGES READING THIS AGREEMENT AND, BY HIS SIGNATURE BELOW, STATES THAT HE UNDERSTANDS ITS TERMS AND VOLUNTARILY AGREES TO SUCH.

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Accepted:	Accepted:

By: /s/ KEVIN M. BUTLER	By: /s/ DONALD L. RUNKLE

Delphi Corporation	Donald L. Runkle

May 13, 2005	May 13, 2005

Dated	Dated

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